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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549


                                  FORM 8-K/A

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



       Date of Report (date of earliest event reported):  April 21, 1998


                             WHIRLPOOL CORPORATION
            (Exact name of registrant as specified in its charter)

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

           Delaware                         1-3932                         38-1490038
-------------------------------    ------------------------     --------------------------------
(State or other jurisdiction of    (Commission File Number)     (IRS Employer Identification No.)
        incorporation)


        2000 North M-63
    Benton Harbor, Michigan                                                49022-2692
-------------------------------                                 --------------------------------
(Address of principal executive                                            (Zip Code)
           offices)
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Registrant's telephone number, including area code:  (616) 923-5000
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Item 1a. Explanatory Note.

     This Amendment No. 1 on Form 8-K/A to the Current Report on Form 8-K for April 21, 1998 (the "Report") is submitted in order to amend the cover sheet to the Report in accordance with Rule 12b-15 under the Securities Act of 1934.

Item 5. Other Events.

          On April 21, 1998, the Board of Directors of Whirlpool Corporation (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $1.00 per share (the "Common Shares"), of the Company. The Rights dividend is payable to the stockholders of record on May 22, 1998 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Junior Participating Preferred Stock, Series B, par value $1.00 per share (the "Preferred Shares"), of the Company at a price of $300 per one one-thousandth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated April 21, 1998 (the "Rights Agreement"), between the Company and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agent").

          Until the earlier to occur of (i) 10 days after a person or group (an "Acquiring Person"), together with persons affiliated or associated with such Acquiring Person, has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares (the "Trigger Date") or (ii) the tenth business day after the date of commencement or public disclosure of an intention to commence a tender offer or exchange offer by a person if, upon consummation of the offer, such person could acquire beneficial ownership of 15% or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced by Common Share certificates and not by separate certificates.

          The Rights Agreement provides that, until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), new Common Share certificates issued after May 22, 1998, upon transfer or new issuance of the Common Shares, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights) the surrender for transfer of any certificate for Common Shares, with or without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights.

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          The Rights will first become exercisable after the Distribution Date
(unless sooner redeemed or exchanged). The Rights will expire at the close of business on May 22, 2008 (the "Expiration Date"), unless earlier redeemed or exchanged by the Company as described below.

          The Purchase Price payable, and the number of Common Shares or Preferred Shares or other securities, cash or other property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend or distribution on, or a subdivision, combination or reclassification of, the Common Shares or Preferred Shares, (ii) upon the grant to holders of the Common Shares or Preferred Shares of certain rights, options or warrants to subscribe for Common Shares or Preferred Shares or securities convertible into Common Shares or Preferred Shares at less than the current market price of the Common Shares or Preferred Shares or (iii) upon the distribution to holders of the Common Shares or Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings) or of subscription rights or warrants (other than those referred to above).

          The Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment equal to the greater of $25 per share and 1,000 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment equal to the greater of $100 per share and 1,000 times the payment made per Common Share. Each Preferred Share will have 1,000 votes per share, voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1,000 times the amount received per Common Share.

          Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-thousandth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

          In the event that a person becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights that are or were beneficially owned by the Acquiring Person and certain related persons and transferees (which will thereafter be void), shall thereafter have the right to receive upon exercise of such Right that number of Common Shares (or other securities) having at the time of such transaction a market value of two times the exercise price of the Right. In the event that a person becomes an Acquiring Person and the Company is involved in a merger or other business combination transaction where the Company is not the surviving corporation or where Common Stock is changed or exchanged or in a transaction or transactions in which 50% or more of its consolidated assets or earning power are sold, proper provision shall be made so that each holder of a Right (other than such Acquiring Person and certain related persons or transferees) shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Right. In addition, in the event that an Acquiring Person, together with persons affiliated or

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associated with such Acquiring Person, does not have beneficial ownership of 50%
or more of the Common Shares, the Company's Board of Directors has the option of exchanging all or part of the Rights (excluding void Rights) for an equal number of Common Shares in the manner described in the Rights Agreement.

          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading date prior to the date of exercise.

          At any time prior to the Trigger Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"), payable in cash, shares (including fractional shares) of common stock or any other form of consideration deemed appropriate by the Board of Directors. Immediately upon action of the Board of Directors ordering redemption of the Rights, the ability of holders to exercise the Rights will terminate and the only rights of such holders will be to receive the Redemption Price.

          At any time prior to the Trigger Date, the Board of Directors of the Company may amend or supplement the Rights Agreement without the approval of the Rights Agent or any holder of the Rights. Thereafter, the Board of Directors of the Company may amend or supplement the Rights Agreement without such approval only to cure ambiguity, correct or supplement any defective or inconsistent provision or change or supplement the Rights Agreement in any manner which shall not adversely affect the interests of the holders of the Rights (other than an Acquiring Person or an affiliate or associate thereof). Immediately upon the action of the Board of Directors providing for any amendment or supplement, such amendment or supplement will be deemed effective.

     The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors prior to the time a person or group has acquired beneficial ownership of 15% or more of the Common Shares, because until such time the Rights may generally be redeemed by the Company at $.01 per Right.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

          The Rights Agreement, dated April 21, 1998, between the Company and First Chicago Trust Company of New York, as Rights Agent, specifying the terms of the Rights is

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attached hereto as an exhibit and is incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to the Rights Agreement in the exhibit attached hereto.

Item 7. Financial Statements and Exhibits.

          (a)  Financial Statements of Business Acquired.

          Not applicable.

          (b)  Pro Forma Financial Information.

          Not applicable.

          (c)  Exhibits.

          See the exhibits listed in the Index to Exhibits.

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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               WHIRLPOOL CORPORATION



Dated: April 22, 1998          By: /s/ Daniel F. Hopp
                                   ---------------------------
                                   Daniel F. Hopp
                                   Vice President, General Counsel and Secretary

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                               Index to Exhibits
                               -----------------




Exhibit No.        Description of Document
-----------        -----------------------

4 Rights Agreement, dated April 21, 1998, between Whirlpool Corporation and First Chicago Trust Company of New York, with exhibits (incorporated by reference to the Registrant's Form 8-k filed on April 27, 1998 (File No. 98601716)).

99 Press release of the Registrant issued on April 22, 1998 (incorporated by reference to the Registrant's Form 8-k filed on April 27, 1998 (File No. 98601716)).

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